                                                                   Exhibit 10.42


                                  THE CONCOURSE

                                THE CONCOURSE II

                               224 AIRPORT PARKWAY
                              SAN JOSE, CALIFORNIA

                             OFFICE LEASE AGREEMENT

                                     BETWEEN

                      CA-THE CONCOURSE LIMITED PARTNERSHIP
                                  ("LANDLORD")

                                       AND

                     PIXELWORKS, INC., AN OREGON CORPORATION
                                   ("TENANT")

                             OFFICE LEASE AGREEMENT

     THIS OFFICE LEASE AGREEMENT (the "LEASE") is made and entered into as of the 05 day of December 28 2005, by and between CA-THE CONCOURSE LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP ("LANDLORD"), and PIXELWORKS, INC., AN OREGON CORPORATION ("TENANT"). The following exhibits and attachments are incorporated into and made a part of the Lease: EXHIBIT A (Outline and Location of Premises), EXHIBIT A-1 (Outline and Location of Refusal Space), EXHIBIT B (Expenses and Taxes), EXHIBIT C (Work Letter), EXHIBIT C-1 (Space Plans), EXHIBIT C-2 (Lobby Work Letter), EXHIBIT D (Commencement Letter), EXHIBIT E (Building Rules and Regulations), EXHIBIT F (Additional Provisions), EXHIBIT F-1 (Hazardous Materials Questionnaire), EXHIBIT G (Parking Agreement) and EXHIBIT H (Asbestos Notification).

1.   BASIC LEASE INFORMATION.

     1.01 "BUILDING" shall mean the building located at 224 Airport Parkway, San Jose, California, commonly known as The Concourse II, in the project commonly known as The Concourse. "RENTABLE SQUARE FOOTAGE OF THE BUILDING" is deemed to be 114,211 square feet.

     1.02 "PREMISES" shall mean the area shown on EXHIBIT A to this Lease. The Premises is located on the 3rd and 4th floors and known as Suite Nos. 300 and 400. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floors shall be considered part of the Premises. The "RENTABLE SQUARE FOOTAGE OF THE PREMISES" is deemed to be 37,346 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

     1.03 "BASE RENT":

                 ANNUAL RATE PER     MONTHLY
    PERIOD         SQUARE FOOT      BASE RENT
--------------   ---------------   ----------
Months  1 - 12        $21.60       $67,222.80
Months 13 - 24        $22.20       $69,090.10
Months 25 - 36        $22.80       $70,957.40
Months 37 - 48        $23.40       $72,824.70
Months 49 - 60        $24.00       $74,692.00
Months 61 - 72        $24.60       $76,559.30
Months 73 - 84        $25.20       $78,426.60

          Notwithstanding anything in this Section of the Lease to the contrary, so long as Tenant is not in default under this Lease, Tenant shall be entitled to an abatement of Base Rent in the amount of $67,222.80 per month for 6 consecutive full calendar months of the Term, beginning with the 1st full calendar month of the Term (the "BASE RENT ABATEMENT PERIOD"). The total amount of Base Rent abated during the Base Rent Abatement Period shall equal $403,336.80 (the "ABATED BASE RENT"). If Tenant defaults at any time during the Term and fails to cure such default within any applicable cure period under the Lease, all unamortized Abated Base Rent shall immediately become due and payable. The payment by Tenant of the Abated Base Rent in the event of a default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. During the Base Rent Abatement Period, only Base Rent shall be abated, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

     1.04 "TENANT'S PRO RATA SHARE": 32.6991%.

     1.05 "BASE YEAR" for Taxes (defined in EXHIBIT B): 2006; "BASE YEAR" for Expenses (defined in EXHIBIT B): 2006.

     1.06 "TERM": A period of 84 months and 0 days. Subject to Section 3, the Term shall commence on March 1, 2006 (the "COMMENCEMENT DATE") and, unless


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          terminated early in accordance with this Lease, end on February 28,
          2013 (the "TERMINATION DATE").

     1.07 "ALLOWANCE": $933,650.00, as more particularly described as the Maximum Amount on Exhibit C hereto.

     1.08 "SECURITY DEPOSIT": $156,853.20, as more fully described in Section 6.

     1.09 "GUARANTOR(S)": None

     1.10 "BROKER(S)": Integrated Corporate Property Services and CPS Commercial Property Services, a$ co-brokers.

     1.11 "PERMITTED Use": General office use, including, without limitation,
          (a) software related engineering, design, and product testing, (b) semiconductor related engineering and design, and (c) building, assembling, and physically constructing products related thereto; provided, however, that no more than 10% of the Premises (measured against the total Rentable Square Footage of the Premises) shall be used for building, assembling, and/or physically constructing any products.

     1.12 "NOTICE ADDRESS(ES)":

          Landlord:                               Tenant;
          CA-The Concourse Limited Partnership    Prior to the Commencement Date:
          c/o Equity Office
          1740 Technology Drive, Suite 150        Pixelworks, Inc.
          San Jose, California 95110              Attn: Chief Operating Officer
          Attention: Concourse Property Manager   8100 SW Nyberg Road
                                                  Tualatin, OR 97062

                                                  With a copy to Corporate Counsel at the same address.

                                                  From and after the Commencement Date:

                                                  Pixelworks, Inc.
                                                  Attn: Chief Operating Officer
                                                  8100 SW Nyberg Road
                                                  Tualatin, OR 97062

                                                  With a copy to Corporate Counsel at the same address.

          A copy of any notices to Landlord shall be sent to Equity Office, One Market Street, Spear Tower, Suite 600, San Francisco, CA 94105, Attn:
          Regional Counsel.

     1.13 "BUSINESS DAY(S)" are Monday through Friday of each week, exclusive of New Year's Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("HOLIDAYS"). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. "BUILDING SERVICE HOURS" are 8:00 a.m. to 6:00 p.m. on Business Days.

     1.14 "LANDLORD WORK" means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the "WORK LETTER", if any, attached to this Lease as EXHIBIT C.

     1.15 "PROPERTY" means the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located. '


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

2.   LEASE GRANT.

     The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the "COMMON AREAS").

3.   ADJUSTMENT OF COMMENCEMENT DATE; POSSESSION.

     3.01 If Landlord is required to perform Landlord Work prior to the Commencement Date: (a) the date set forth in Section 1.06 as the Commencement Date shall instead be defined as the "TARGET COMMENCEMENT DATE"; (b) the actual Commencement Date shall be the date on which the Landlord Work is Substantially Complete (defined below); and (c) the Termination Date will be the last day of the Term as determined based upon the actual Commencement Date. Landlord's failure to Substantially Complete the Landlord Work by the Target Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as EXHIBIT D. Tenant's failure to execute and return the commencement letter, or to provide written objection to the statements contained in the letter, within 30 days after the date of the letter shall be deemed an approval by Tenant of the statements contained therein. If the Termination Date does not fall on the last day of a calendar month, Landlord and Tenant may elect to adjust the Termination Date to the last day of the calendar month in which the Termination Date occurs by the mutual execution of a commencement letter agreement setting forth such adjusted date. The Landlord Work shall be deemed to be "SUBSTANTIALLY COMPLETE" on the date that all Landlord Work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant's use of the Premises. If Landlord is delayed in the performance of the Landlord Work as a result of the acts or omissions of Tenant, the Tenant Related Parties (defined in Section 13) or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant's failure to comply with any of its obligations under this Lease, or the specification of any materials or equipment with long lead times (a "TENANT DELAY"), the Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work absent any Tenant Delay.

If the Commencement Date has not occurred on or before the Outside Completion Date (defined below), Tenant shall be entitled to a rent abatement following the Commencement Date of $2,240.76 for every day in the period beginning on the Outside Completion Date and ending on the Commencement Date. The "OUTSIDE COMPLETION DATE" shall mean the later of (x) March 1, 2006 and (y) the date which is 60 days after the later of the date this Lease is properly executed and delivered by Tenant, the date all prepaid rental, Security Deposits and Guaranties required under this Lease are delivered to Landlord, the date the building permit for the Landlord Work has been obtained, and, if applicable, the date all contingencies, if any, specified in this Lease have been satisfied or waived in writing by Landlord. Landlord and Tenant acknowledge and agree that:
(i) the determination of the Commencement Date shall take into consideration the effect of any Tenant Delays by Tenant; and (ii) the Outside Completion Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure.

     3.02 Subject to Landlord's obligation, if any, to perform Landlord Work, the Premises are accepted by Tenant in "as is" condition and configuration without any representations or warranties by Landlord (except as otherwise explicitly set forth herein). By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Tenant's acceptance of the Premises shall be subject to Landlord's obligation to correct portions of the Landlord Work as set forth on a construction punch list prepared by Landlord and Tenant in accordance with the terms hereof. Within 15 days after Substantial Completion of the Landlord Work, Landlord and Tenant shall together conduct an inspection of the Premises and prepare a "punch list" setting forth any portions of the Landlord Work that are not in conformity with the Landlord Work as required by the terms of this Lease. Notwithstanding the foregoing, at the request of Landlord, such construction punch list shall be mutually prepared by Landlord and Tenant prior to the date on which Tenant first begins to move its furniture, equipment or other personal property into the Premises. Landlord, as part of the Landlord Work, shall use good faith efforts to correct all such items within a reasonable time following the completion of the punch list. Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party, however Landlord shall use reasonable efforts to obtain possession of the space. The commencement date for the space, in such event, shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any party. If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section 4.01) to Landlord for each day of possession before the Commencement Date. However, except for the cost of services requested by Tenant (e.g. freight elevator usage), Tenant shall not be required to pay Rent for any days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property. Subject to the terms of this Section 3, Landlord grants Tenant the right to enter the Premises no earlier than 30 days prior to the Commencement Date, at Tenant's sole risk,
(i) following installation of the ceiling grid in the Premises, solely for the purpose of installing telecommunications and data cabling in the Premises, and
(ii) following installation of the carpeting in the Premises, solely for the purpose of installing equipment, furnishings and other personalty. Landlord may withdraw such permission to enter the Premises prior to the Commencement Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of Landlord's Work at the earliest possible date.

4.   RENT.

     4.01 Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as "RENT"). "ADDITIONAL RENT" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the seventh full calendar month of the Term, and the first monthly installment of Additional Rent for Expenses and Taxes, shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. Tenant shall pay Landlord an administration fee equal to 5% of all past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at 12% per annum. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

     4.02 Tenant shall pay Tenant's Pro Rata Share of Taxes and Expenses in accordance with EXHIBIT B of this Lease.

5.   COMPLIANCE WITH LAWS; USE.

     The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act ("LAW(S)"), regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the "Base Building" (defined below), but only to the extent such obligations are triggered by Tenant's use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant. "BASE BUILDING" shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall comply with the rules and regulations of the Building attached as EXHIBIT E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9).

     As of the date hereof, Landlord has not received notice from any governmental agencies that the Building is in violation of either applicable fire/life/safety Laws or Title III of the Americans with


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

Disabilities Act. Landlord represents, to its knowledge based solely upon that certain Phase I Environmental Site Assessment by Golder Associates dated December 10, 1997, that the Premises are free of Hazardous Materials (as defined below) in amounts and conditions which are in violation of applicable environmental laws. As used in this Lease, "HAZARDOUS MATERIALS" shall mean any material or substance that is now or hereafter defined or regulated by any statute, regulation, ordinance, or governmental authority thereunder, as radioactive, toxic, hazardous, or waste, or a chemical known to the state of California to cause cancer or reproductive toxicity, including but not limited to (i) petroleum and any of its constituents or byproducts, (ii) radioactive materials, (iii) asbestos in any form or condition, and (iv) substances or materials regulated by any of the following, as amended from time to time, and any rules promulgated thereunder: the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; The California Health and Safety Code; The California Water Code; The California Labor Code; The California Public Resources Code; The California Fish and Game Code.

6.   SECURITY DEPOSIT.

     The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 18) by Tenant, or to satisfy any other loss or damage resulting from Tenant's Default as provided in Section 19. If Landlord uses any portion of the Security Deposit, Tenant shall, within 5 days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

7.   BUILDING SERVICES.

     7.01 Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories; (b) customary heat and air conditioning in season during Building Service Hours, although Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord's then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord; (c) standard janitorial service on Business Days; (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 7.02; (f) access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

     7.02 Electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (a) through inclusion in Expenses (except as provided for excess usage); (b) by a separate charge payable by Tenant to Landlord; or (c) by separate charge billed by the applicable utility company and payable directly by Tenant. Without the consent of Landlord, Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Service Hours or overall load, that which Landlord reasonably deems to be standard for the Building. Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters. If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage and for the cost of purchasing and installing the measuring device(s).

     7.03 Landlord's failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a "SERVICE FAILURE") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent,


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

nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 2 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8.   LEASEHOLD IMPROVEMENTS.

     All improvements in and to the Premises, including any Alterations (defined in Section 9.03) (collectively, "LEASEHOLD IMPROVEMENTS") shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, in compliance with the National Electric Code or other applicable Law, shall remove any Cable (defined in Section 9.01 below). In addition, Landlord, by written notice to Tenant within 30 days prior to the Termination Date, may require Tenant, at its expense, to remove any Landlord Work or Alterations that, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (the Cable and such other items collectively are referred to as "REQUIRED REMOVABLES"). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant's expense. Tenant, at the time it requests approval for a proposed Alteration, including any Initial Alterations or Landlord Work, as such terms may be defined in the Work Letter attached as EXHIBIT C, may request in writing that Landlord advise Tenant whether the Alteration, including any Initial Alterations or Landlord Work, or any portion thereof, is a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the alteration or other improvements are Required Removables. Notwithstanding the foregoing (except for Cable (if any) and/or any electrical panels/transformers and any above Building standard electrical outlets and hook-ups), no portion of the Landlord Work (which Landlord Work shall be mutually agreed upon and depicted in the Plans (as hereinafter defined)) shall be deemed a Required Removable.

9.   REPAIRS AND ALTERATIONS.

     9.01 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant's repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, "CABLE"); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. Subject to the terms of Section 15 below, to the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 7% of the cost of the repairs.

     9.02 Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.


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

     9.03 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as "ALTERATIONS") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed, However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "COSMETIC ALTERATION"): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building;
(d) does not require work to be performed inside the walls or above the ceiling of the Premises, and (e) costs no more than $20,000.00 to perform. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord A fee for Landlord's oversight and coordination of any non-Cosmetic Alterations equal to 5% of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish "as-built" plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien, Landlord's approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10.  ENTRY BY LANDLORD.

     Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant's use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord in compliance with this Section shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11.  ASSIGNMENT AND SUBLETTING.

     11.01 Except in connection with a Business Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "TRANSFER") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee. Any Transfer in violation of this Section shall, at Landlord's option, be deemed a Default by Tenant as described in Section 18, and shall be voidable by Landlord. In no event shall any Transfer, including a Business Transfer, release or relieve Tenant from any obligation under this Lease, and Tenant shall remain primarily liable far the performance of the tenant's obligations under this Lease, as amended from time to time.

     11.02 Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 20% of the Rentable Square Footage of the Premises for more than 50% of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer (other than pursuant to a Business Transfer). If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord's review of any requested Transfer.

     11.03 Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of the excess within 30 days after Tenant's receipt of the excess. Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant's share of payments received by Landlord.

     11.04 Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant's assets, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord, provided that all of the following conditions are satisfied (a "BUSINESS TRANSFER"); (a) Tenant must not be in Default; (b) Tenant must give Landlord written notice at least 15 Business Days before such Transfer; and (c) if such Transfer will result from a merger or consolidation of Tenant with another entity, then the Credit Requirement (defined below) must be satisfied. Tenant's notice to Landlord shall include information and documentation evidencing the Business Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement. "AFFILIATE" shall mean an entity controlled by, controlling or under common control with Tenant. The "CREDIT REQUIREMENT" shall be deemed satisfied if, as of the date immediately preceding the date of the Transfer, the financial strength of the entity with which Tenant is to merge or consolidate is not less than that of Tenant, as determined (x) based on credit ratings of such entity and Tenant by both Moody's and Standard & Poor's (or by either such agency alone if applicable ratings by the other agency do not exist), or (y) if such credit ratings do not exist, then in accordance with Moody's KMV RiskCalc (i.e., the on-line software tool offered by Moody's for analyzing credit risk) based on CFO-certified financial statements for such entity and Tenant covering their last two fiscal years ending before the Transfer.

12.  LIENS.

     Tenant shall not permit mechanics' or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys' fees.

13.  INDEMNITY AND WAIVER OF CLAIMS.

     Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without, limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as "LOSSES"), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's transferees, contractors or licensees. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("TENANT RELATED PARTIES") harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties. Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the "LANDLORD RELATED PARTIES") from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord.

14.  INSURANCE.

     Tenant shall maintain the following insurance ("TENANT'S INSURANCE"): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) Property/Business Interruption Insurance written on an All Risk or Special Cause of Loss Form, including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant's business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises ("TENANT'S PROPERTY") and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers' Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. In addition, Landlord shall be named as a loss payee with respect to Property/Business Interruption Insurance on the Leasehold Improvements. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant's Insurance. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain.

15.  SUBROGATION.

     Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant's Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. For the purposes of this waiver, any deductible with respect to a party's insurance shall be deemed covered by and recoverable by such party under valid and collectable policies of insurance.

16.  CASUALTY DAMAGE.

     16.01 If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a "CASUALTY"), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises ("COMPLETION ESTIMATE"). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building or Premises occurs. In addition, Tenant shall have the right to terminate this Lease if: (1) (a) a substantial portion of the Premises has been damaged by fire or other Casualty and such damage cannot reasonably be repaired within 60 days after the Casualty; (b) there is less than 1 year of the Term remaining on the date of such Casualty; (c) the Casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (d) Tenant provides Landlord with written notice of its intent to terminate within 30 days after the date of the fire or other Casualty and/or
(2)(a) a substantial portion of the Premises has been damaged by fire or other Casualty and the repair or restoration is not Substantially Complete on or before the Required Completion Date (defined below), (b) the Casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors and (c) Tenant provides Landlord with written notice of its intent to terminate before the earlier to occur of: (i) 5 Business Days after the Required Completion Date; and (ii) the date such repair or restoration is Substantially Complete. The "REQUIRED COMPLETION DATE" shall mean the date which is 60 days after the stated estimated completion date as set forth in the Completion Estimate. Landlord and Tenant acknowledge and agree that: (i) the determination of the date upon which the repair and restoration work is Substantially Complete shall take into consideration the effect of any Tenant Delays; and (ii) the Required Completion Date shall be postponed by the number of days the repair and restoration work is delayed due to events of Force Majeure. Notwithstanding any provision herein to the contrary, if Landlord determines in good faith that it will be unable to cause the repair or restoration work be Substantially Complete by the Required Completion Date, Landlord shall have the right to immediately cease its performance of the repair and restoration work and provide Tenant with written notice (the "COMPLETION DATE EXTENSION NOTICE") of such inability, which Completion Date Extension Notice shall set forth the date on which Landlord reasonably believes that the repair and restoration work will be Substantially Complete. Upon receipt of the Completion Date Extension Notice, Tenant shall have the right to terminate this Lease by providing written notice of termination to Landlord within 5 Business Days after the date of the Completion Date Extension Notice. If Tenant does not terminate this Lease within such 5 Business Day period, the Required Completion Date automatically shall be amended to be the date set forth in Landlord's Completion Date Extension Notice.

     16.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, restore the Premises, Common Areas and Leasehold Improvements to substantially the same condition they were in immediately before the Casualty (but excluding any Alterations that were performed by Tenant in violation of this Lease). Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of Insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. In no event shall Landlord be required to spend more for the restoration than the proceeds received by Landlord, whether insurance proceeds or proceeds from Tenant. If, at any time after the Casualty, (a) Landlord is unable to obtain all or any portion of the insurance proceeds from Landlord's insurance, (b) in restoring the Premises and/or the Common Areas providing access to the Premises, Landlord chooses not to spend more than the restoration proceeds received by Landlord, and (c) Landlord provides Tenant written notice of the same (which Landlord shall be obligated to deliver within 30 days of making such determination), then within 30 days of the date thereof and by written notice to Landlord, Tenant shall have the right to terminate this Lease if the Casualty was not caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant's business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

     16.03 If Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises within 2 months after the expiration of the estimated period of time set forth in the Completion

Estimate, which period shall be extended to the extent of any Reconstruction Delays (defined below), then Tenant may terminate this Lease by written notice to Landlord within 15 days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term "RECONSTRUCTION DELAYS" shall mean: (i) any delays caused by the insurance adjustment process; (ii) any delays caused by Tenant; and (iii) any delays caused by events of Force Majeure.

     16.04 The provisions of this Lease, including this Section 16, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Property, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Property.

17.  CONDEMNATION.

     Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "TAKING"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord's ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant's Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord's award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.

18.  EVENTS OF DEFAULT.

     In addition to any other default specifically described in this Lease, each of the following occurrences shall be a "DEFAULT": (a) Tenant's failure to pay any portion of Rent when due, if the failure continues for 3 days after written notice to Tenant ("MONETARY DEFAULT"); (b) Tenant's failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 10 days after written notice to Tenant provided, however, if Tenant's failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 10 days and diligently pursues the cure to completion; (c) Tenant permits a Transfer without Landlord's required approval or otherwise in violation of Section 11 of this Lease; (d) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (e) the leasehold estate is taken by process or operation of Law; (f) in the case of any ground floor or retail Tenant, Tenant does not lake possession of or abandons or vacates all or any portion of the Premises; or (g) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property. If Landlord provides Tenant with notice of Tenant's failure to comply with any specific provision of this Lease on 3 separate occasions during any 12 month period, Tenant's subsequent violation of such provision shall, at Landlord's option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19.  REMEDIES.

     19.01 Upon the occurrence of any Default under this Lease, whether enumerated in Section 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Section 18 or this Section 19, and waives any and all other notices or demand requirements imposed by applicable law):

     (a) Terminate this Lease and Tenant's right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

          (i) The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

          (ii) The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

          (iii) The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

          (iv) Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

          (v) All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

          The "WORTH AT THE TIME OF AWARD" of the amounts referred to in parts
          (i) and (ii) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (A) the greatest per annum rate of Interest permitted from time to time under applicable law, or (B) the Prime Rate plus 5%. For purposes hereof, the "PRIME RATE" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The "WORTH AT THE TIME OF AWARD" of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

     (b) Employ the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

     (c) Notwithstanding Landlord's exercise of the remedy described in California Civil Code Section 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant's right to possession of the Premises and recover an award of damages as provided above in Paragraph 19.01 (a).

     19.02 The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

     19.03 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT'S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

     19.04 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

     19.05 If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord.

     19.06 This Section 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

20.  LIMITATION OF LIABILITY.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

21.  RELOCATION.

     At Landlord's sole cost and expense, at any time before or during the Term, if Landlord reasonably determines it is necessary for the health and safety of Tenant or of other tenants in the Building, Landlord may relocate Tenant from the Premises to space of reasonably comparable size and utility ("RELOCATION SPACE") within the Building or adjacent buildings within the same project upon 60 days' prior written notice to Tenant. The Relocation Space must contain similar finishes as the Premises, and approximately the same Rentable Square Footage as the Premises and the same number of work stations, offices, breakrooms and reception areas as are contained in the Premises as of the date Tenant receives Landlord's notice of relocation. From and after the date of the relocation, the Base Rent and Tenant's Pro Rata Share shall be adjusted based on the rentable square footage of the Relocation Space. Landlord shall pay Tenant's reasonable costs of relocation, including all costs for moving Tenant's furniture, equipment, supplies and other personal property, as well as the cost of printing and distributing change of address notices to Tenant's customers and one month's supply of stationery showing the new address, and prior to such relocation, Landlord, at Landlord's cost, shall improve the Relocation Space to incorporate improvements and finishes similar to those incorporated within the Premises (the commercial availability of like or similar materials shall be taken into account in such case, so that Landlord will not be required to duplicate materials or finishes which are no longer readily available on the market, but may instead, with Tenant's consent [not to be unreasonably withheld, conditioned or delayed], substitute reasonable replacement materials or finishes). Landlord shall also reimburse Tenant for the reasonable cost to install and connect telecommunication and data cabling in the Relocation Space in the manner and to the extent such cabling existed in the Premises prior to the relocation.


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

22.  HOLDING OVER.

     If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant's occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 125% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. Notwithstanding the foregoing, if Tenant's hold over exceeds three months, then starting in the fourth month, the percentage in the foregoing sentence shall increase from 125% to 150%. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23.  SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

     Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "MORTGAGE"). The party having the benefit of a Mortgage shall be referred to as a "MORTGAGEE". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord's interest in this Lease. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable. Notwithstanding the foregoing in this Article to the contrary, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee.

24.  NOTICE.

     All demands, approvals, consents or notices (collectively referred to as a "NOTICE") shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in
Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.  SURRENDER OF PREMISES.

     At the termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant's Property within 2 days after termination of this Lease or Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant's Property from the Premises or storage,


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

within 30 days after notice, Landlord may deem all or any part of Tenant's Property to be abandoned and title to Tenant's Property shall vest in Landlord.

26.  MISCELLANEOUS.

     26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

     26.02 If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to reimbursement of all of its costs and expenses, including, without limitation, reasonable attorneys' fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord's acceptance of Rent with knowledge of a default by Tenant, shall constitute a waiver of the default, nor shall it constitute an estoppel.

     26.03 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party ("FORCE MAJEURE").

     26.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord's obligations under this Lease.

     26.05 Landlord has delivered a copy of this Lease to Tenant for Tenant's review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Equity Office Properties Management Corp. ("EOPMC") is an affiliate of Landlord and represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

     26.06 Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

     26.07 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

     26.08 This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

     Landlord and Tenant have executed this Lease as of the day and year first above written.

                                        LANDLORD:

                                        CA-THE CONCOURSE LIMITED PARTNERSHIP, A
                                        DELAWARE LIMITED PARTNERSHIP

                                        By: EOM GP, L.L.C., a Delaware limited
                                        liability company, its general partner

                                        By: Equity Office Management, L.L.C., a
                                            Delaware limited liability company,
                                            its non-member manager


                                        By: /s/ Mark Geisreiter
                                            ------------------------------------
                                        Name: MARK GEISREITER
                                        Title: RSVP - SFO

                                        LANDLORD'S TAX ID NUMBER (SSN OR FEIN):
                                        36-4156801

                                        TENANT:


                                        PIXELWORKS, INC., AN OREGON CORPORATION


                                        By: /s/ Allen H. Alley
                                            ------------------------------------
                                        Name: ALLEN H. ALLEY
                                        Title: PRESIDENT AND CEO


                                        By: /s/ Jeff Bouchard
                                            ------------------------------------
                                        Name: Jeff Bouchard
                                        Title: Chief Financial Officer

                                        TENANT'S TAX ID NUMBER (SSN OR FEIN):
                                        91-1761992


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